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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Neos Therapeutics, Inc. of our report dated March 15, 2017, relating to the consolidated financial statements and financial statement schedule of Neos Therapeutics, Inc. appearing in the Annual Report on Form 10-K of Neos Therapeutics, Inc. for the year ended December 31, 2016.

        We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

New York, New York
June 30, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm